UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2008

First State Financial Corporation

(Exact name of Registrant as specified in its Charter)

Florida	000-50992	65-0771145
(State or Other Jurisdiction of Incorporation)	SEC Commission File No.)	(IRS Employer Identification Number)

22 S. Links Avenue, Sarasota, Florida	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 929-9000

Not Applicable

(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.06	Material Impairments

First State Financial Corporation currently holds 28,000 shares of Federal Home Loan Mortgage Corporation (Freddie Mac) preferred stock. The stock was purchased January 24, 2008 at $26.31. As of the close of business, September 8, 2008, the preferred stock was trading at $2.87. The decline in market value is attributable to the fact that Freddie Mac was placed in a government conservatorship effective September 7, 2008. Under the takeover plan, the United States Treasury took $1 billion in preferred senior stock in Freddie Mac and is senior to both existing preferred and common shares.

As such, the Company has determined that its investment in the Freddie Mac preferred stock has sustained an impairment in value that is other-than-temporary and will record the impairment during the third quarter of 2008. The estimated impairment is $.7 million. Despite the impairment, the Bank will maintain regulatory capital ratios that are above the “well-capitalized” standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST STATE FINANCIAL CORPORATION

Date: September 11, 2008	By:	/S/ John E. Wilkinson
John E. Wilkinson
President and Chief Executive Officer